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                                                                     EXHIBIT 3.6

       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
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DATE RECEIVED                                          (FOR BUREAU USE ONLY)
MAY 15 1992                                                  FILED

                                                          MAY 15 1992

                                                         ADMINISTRATOR
                                                MICHIGAN DEPARTMENT OF COMMERCE
                                                CORPORATION &  SECURITIES BUREAU

                                                   EFFECTIVE DATE:

NAME: J. MICHAEL BERNARD
ADDRESS: 400 RENAISSANCE CENTER
         DYKEMA GOSSETT
         DETROIT, MICHIGAN 48243

DOCUMENT WILL BE RETURNED TO
NAME AND ADDRESS INDICATED ABOVE

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        For use by Domestic Corporations

                            BELL BROADCASTING COMPANY

      Pursuant to the provisions of Act 284, Public Action of 1972 (profit corporations), or Act 162, Public Actions of 1982 (nonprofit corporations), the: undersigned corporation executes the following Certificate:

      1. The present name of the corporation is: Bell Broadcasting Company.

      2. The corporation identification number (CID) assigned by the Bureau is:
184-654.

      3. The location of its registered office is: 2994 East Grand Boulevard, Detroit, Michigan 48202:

      4. Article III of the Articles of Incorporation is hereby deleted in its entirety and replaced by the following:

                                  "ARTICLE III
                                AUTHORIZED SHARES

            The total authorized shares consists of eight hundred (800) shares of Class A Common Stock and twenty-four thousand (24,000) shares of Class B Common Stock.

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            Except for voting rights, the Class A Common Stock and the Class B
      Common Stock shall be equal in all respects.

            Except as expressly provided for in the Michigan Business Corporation Act, as amended, holders of the Class B Common Stock shall have no voting power on any matter and shall not be entitled to notices of or to participate in meetings of shareholders of the corporation for any purpose; all voting rights are vested exclusively in the Class A Common Stock."

      5. The foregoing amendment to the Articles of Incorporation was duly adopted on the 12th day of May, 1992. The amendment was duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Michigan Business Corporation Act, as amended. Prompt written notice of the taking of the corporate action reflected herein shall be given to shareholders who have not consented in writing.

                                                Signed this 12 day of May, 1992.

                                                By: /s/ Mary L. Bell
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                                                    Mary L. Bell, President

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